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                                                                    Exhibit 99.2

                         NOTICE OF GUARANTEED DELIVERY

                       INTEGRATED CIRCUIT SYSTEMS, INC.

                               Offer to Exchange
                   11 1/2% Senior Subordinated Notes due 2009
                          for any and all outstanding
                   11 1/2% Senior Subordinated Notes due 2009
          Which Have Been Registered Under the Securities Act of 1933
                Pursuant to the Prospectus dated ______ __, 1999


     As set forth in Prospectus described below, this Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to tender for exchange 11 1/2% Senior Subordinated Notes due 2009 ("Old Notes"), of Integrated Circuit Systems, Inc., a Delaware corporation ("Company"), pursuant to the Exchange Offer (as defined below) if certificates for Old Notes are not immediately available or the certificates for Old Notes and all other required documents cannot be delivered to the Exchange Agent on or prior to the Expiration Date (as defined in the Prospectus), or if the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mail to the Exchange Agent.

     The Exchange Agent for the Exchange Offer is:

              CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION

      By Registered or Certified Mail:             By Hand/Overnight Express:

     Chase Manhattan Trust Company,      Chase Manhattan Trust Company,
          National Association                 National Association
           1650 Market Street                  1650 Market Street
    Philadelphia, Pennsylvania 19103    Philadelphia, Pennsylvania 19103
         Attn: Stephen Schaaf                Attn: Stephen Schaaf
      Corporate Trust Department          Corporate Trust Department

                           By Facsimile Transmission:
                                 (215) 988-1320
                             Confirm by telephone:
                                 (215) 568-1449

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

                         ______________________________

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _______ __, 1999, UNLESS THE EXCHANGE OFFER IS EXTENDED.
                         ______________________________
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Ladies and Gentlemen:

     The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus dated ______ __, 1999 ("Prospectus") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Exchange Offer"), receipt of each of which is hereby acknowledged, the principal amount of Old Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering Old Notes -- Guaranteed Delivery Procedures."

Signature(s)____________________________________________________________________

Name(s) of Eligible Holders_____________________________________________________
                              PLEASE TYPE OR PRINT

Principal Amount of Old Notes Tendered for Exchange $___________________________

Old Note Certificate No(s). (If available)______________________________________

Dated  _______________, 199_

Address(es)_____________________________________________________________________
                                                                        Zip Code

Area Code and Tel. No.(s)_______________________________________________________


(Check box if shares will be tendered by book-entry transfer)

[_] The Depository Trust Company

DTC Account Number_________________________________

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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, an Eligible Institution (as defined in the Prospectus), having an office or correspondent in the United States, hereby (a) represents that the above named person(s) "own(s)" the Old Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Old Notes complies with Rule 14e-4, and (c) guarantees to either deliver to the Exchange Agent the certificates representing all the Old Notes tendered hereby, in proper form for transfer, or to deliver such Old Notes pursuant to the procedure for book-entry transfer into the Exchange Agent's account at The Depository Trust Company, in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Prospectus) in the case of a book-entry transfer, and any other required documents, all within three New York Stock Exchange trading days after the date hereof.


___________________________________               _____________________________
-                                                 -
            Name of Firm                                 Authorized Signature

___________________________________               ______________________________
-                                                 -
             Address                                    Please Type or Print

___________________________________               ____________________________
-                                                 -
             Zip Code                                            Date


NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS NOTICE. CERTIFICATES
      SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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